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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-36754, 33-52506, 33-62098, 33-58637 and
33-58639) of BJ Services Company and in the Registration Statement on Form S-4 (No. 33-58017) of BJ Services Company of our report dated February 22, 1995 relating to the financial statements of The Western Company of North America, which appears in this Current Report on Form 8-K/A of BJ Services Company.




PRICE WATERHOUSE LLP

Houston, Texas
May 28, 1995